FIRST INDUSTRIAL REALTY TRUST REPORTS
FIRST QUARTER 2021 RESULTS
•Occupancy of 95.7%; Cash Rental Rates Up 10.4%
•12.7% Cash Rental Rate Increase On 2021 Rollovers Signed Year-to-Date
•Started Three Developments Totaling 1.4 Million Square Feet, Estimated Investment of $99.6 Million
•Announced Two New Development Starts for Second Quarter Totaling 1.0 Million Square Feet, Estimated Investment of $82.6 Million
•Acquired a 62,000 Square-Foot Building in Northern California Plus Three Development Parcels for $24.1 Million
•Completed $67.2 Million of Asset Sales in the First Quarter
•Increased First Quarter 2021 Dividend to $0.27 Per Share, an 8.0% Increase

CHICAGO, April 21, 2021 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading fully integrated owner, operator and developer of industrial real estate, today announced results for the first quarter of 2021. First Industrial's diluted net income available to common stockholders per share (EPS) was $0.48, compared to $0.32 a year ago and first quarter FFO was $0.46 per share/unit on a diluted basis, compared to $0.45 per share/unit a year ago.

“Our first quarter results and portfolio performance reflect the favorable industrial real estate fundamentals and the efforts of our team across our entire platform,” said Peter E. Baccile, First Industrial's president and chief executive officer. “With the economic recovery well underway, we are excited to launch five new development projects year-to-date that will contribute to our long-term cash flow growth and serve tenant demand.”

Portfolio Performance

•In service occupancy was 95.7% at the end of the first quarter of 2021, compared to 95.7% at the end of the fourth quarter of 2020, and 97.1% at the end of the first quarter of 2020.
•Same property cash basis net operating income before termination fees (“SS NOI”) increased 2.2%. SS NOI excludes the impact of an insurance settlement.
•Rental rates increased 10.4% on a cash basis and increased 21.4% on a straight-line basis.
•The Company, to date, has signed approximately 72% of 2021 rollovers by square footage at a cash rental rate increase of 12.7%.
•Tenant retention of square footage up for renewal was 76.5% and leasing costs were $1.80 per square foot.

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Development Leasing

During the first quarter, the Company:
•Leased 100% of its 44,000 square-foot First Redwood Logistics Center I Building B in the Inland Empire.
•Leased 29,000 square feet at its 173,000 square-foot First Grand Parkway Commerce Center Building I in Houston.

In the second quarter to date, the Company:
•Leased 36,000 square feet at its 199,000 square-foot First Grand Parkway Commerce Center Building II in Houston to bring the two building, 372,000 square-foot project to 33% leased.

Investment and Disposition Activities

In the first quarter, the Company:
•Commenced development of three projects totaling 1.4 million square feet, with an estimated total investment of $99.6 million comprised of:
◦First Park @ PV303 Building C in Phoenix - 548,000 square feet; $42.6 million estimated investment, site wholly owned by FR.
◦First Rockdale IV in Nashville - 500,000 square feet; $26.8 million estimated investment.
◦First Wilson Logistics Center I in the Inland Empire - 303,000 square feet; $30.2 million estimated investment.
•Acquired a 62,000 square-foot building in the Oakland market of Northern California for $12.3 million.
•Acquired three land sites in the Lehigh Valley, the Inland Empire and the Oakland market of Northern California totaling 16.6 acres for $11.8 million that can support development of up to 275,000 square feet.
•Sold three buildings plus two units totaling 1.1 million square feet for $67.2 million.

In the second quarter, the Company:
•Plans to commence development of two projects totaling 963,000 square feet, with an estimated total investment of $82.6 million comprised of:
◦First Park 121 Buildings C and D in Dallas - 375,000 square feet total; pre-leased 100% of the 125,000 square-foot Building C; $30.0 million estimated investment.
◦First Aurora Commerce Center Building E in Denver - 588,000 square feet; $52.6 million estimated investment.
•Sold a 36-acre land site in Central Pennsylvania for $11.0 million.

Common Stock Dividend

During the first quarter, the Company:
•Paid a common dividend of $0.27 per share/unit for the quarter ending March 31, 2021 on April 19, 2021 to stockholders of record on March 31, 2021. The new dividend rate represented an 8.0% increase from the prior rate of $0.25 per share/unit.

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Outlook for 2021

“Demand for logistics facilities across our markets remains strong, evidenced by a second consecutive quarter of 100 million-plus square feet of net absorption nationally,” added Mr. Baccile. “We are excited about the value creation and cash flow growth opportunities within our development pipeline as well as the rental rate growth and lease-up opportunities within our existing portfolio.”

	Low End of	High End of
	Guidance for 2021	Guidance for 2021
	(Per share/unit)	(Per share/unit)
Net Income	$1.17	$1.27
Add: Real Estate Depreciation/Amortization	0.99	0.99
Less: Gain on Sale of Real Estate Through April 21, 2021	(0.31)	(0.31)

FFO (NAREIT Definition)	$1.85	$1.95

The following assumptions were used for guidance:

•Average quarter-end in service occupancy of 95.75% to 96.75%, an increase of 25 basis points at the midpoint.
•Same store NOI growth on a cash basis before termination fees of 3.5% to 4.5% for the full year, an increase of 50 basis points at the midpoint.
•General and administrative expense of approximately $33.0 million to $34.0 million.
•Includes the incremental costs expected in 2021 related to the Company’s developments completed and under construction as of March 31, 2021 and the aforementioned planned second quarter starts of First Park 121 Buildings C and D and First Aurora Commerce Center Building E. In total, the Company expects to capitalize $0.05 per share of interest in 2021.
•Reflects the expected payoff of an approximately $57.7 million secured debt maturity in the third quarter with an interest rate of 4.85%.
•Other than the transactions discussed in this release, guidance does not include the impact of:
◦any future debt repurchases prior to maturity or future debt issuances,
◦any future investments or property sales, or
◦any future equity issuances.

Conference Call

First Industrial will host its quarterly conference call on Thursday, April 22, 2021 at 10:00 a.m. CDT (11:00 a.m. EDT). The conference call may be accessed by dialing (866) 542-2938 and entering the conference ID 9193527. The conference call will also be webcast live on the Investors page of the Company’s website at www.firstindustrial.com. The replay will also be available on the website.

The Company’s first quarter 2021 supplemental information can be viewed at www.firstindustrial.com under the “Investors” tab.

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FFO Definition

In accordance with the NAREIT definition of FFO, First Industrial calculates FFO to be equal to net income available to First Industrial Realty Trust, Inc.'s common stockholders and participating securities, plus depreciation and other amortization of real estate, plus impairment of real estate, minus gain or plus loss on sale of real estate, net of any income tax provision or benefit associated with the sale of real estate. First Industrial also excludes the same adjustments from its share of net income from unconsolidated joint ventures.

About First Industrial Realty Trust, Inc.

First Industrial Realty Trust, Inc. (NYSE: FR) is a leading fully integrated owner, operator, and developer of industrial real estate with a track record of providing industry-leading customer service to multinational corporations and regional customers. Across major markets in the United States, our local market experts manage, lease, buy, (re)develop, and sell bulk and regional distribution centers, light industrial, and other industrial facility types. In total, we own and have under development approximately 64.4 million square feet of industrial space as of March 31, 2021. For more information, please visit us at www.firstindustrial.com.

Forward-Looking Information

This press release and the presentation to which it refers may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on certain assumptions and describe our future plans, strategies and expectations, and are generally identifiable by use of the words "believe," "expect," "plan," "intend," "anticipate," "estimate," "project," "seek," "target," "potential," "focus," "may," "will," "should" or similar words. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. Factors which could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities; the uncertainty and economic impact of pandemics, epidemics or other public health emergencies or fear of such events, such as the recent outbreak of coronavirus disease 2019 (COVID-19); our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) and changes in interest rates; the availability and attractiveness of terms of additional debt repurchases; our ability to retain our credit agency ratings; our ability to comply with applicable financial covenants; our competitive environment; changes in supply, demand and valuation of industrial properties and land in our current and potential market areas; our ability to identify, acquire, develop and/or manage properties on favorable terms; our ability to dispose of properties on favorable terms; our ability to manage the integration of properties we acquire; potential liability relating to environmental matters; defaults on or non-renewal of leases by our tenants; decreased rental rates or increased vacancy rates; higher-than-expected real estate construction costs and delays in development or lease-up schedules; potential natural disasters and other potentially catastrophic events such as acts of war and/or terrorism; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; risks associated with our investments in joint

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ventures, including our lack of sole decision-making authority; and other risks and uncertainties described under the heading "Risk Factors" and elsewhere in our annual report on Form 10-K for the year ended December 31, 2020, as well as those risks and uncertainties discussed from time to time in our other Exchange Act reports and in our other public filings with the SEC. We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact us and the statements contained herein, reference should be made to our filings with the SEC.

A schedule of selected financial information is attached.

Contact: Art Harmon
Vice President, Investor Relations and Marketing
(312) 344-4320

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FIRST INDUSTRIAL REALTY TRUST, INC.
Selected Financial Data
(Unaudited)
(In thousands except per share/Unit data)

	Three Months Ended
	March 31,	March 31,
	2021	2020
Statements of Operations and Other Data:
Total Revenues	$116,259	$110,343

Property Expenses	(33,242)	(29,081)
General and Administrative (a)	(8,564)	(9,251)
Depreciation of Corporate FF&E	(188)	(194)
Depreciation and Other Amortization of Real Estate	(31,787)	(30,737)
Total Expenses	(73,781)	(69,263)
Gain on Sale of Real Estate	34,645	13,993
Interest Expense	(12,673)	(12,804)
Amortization of Debt Issuance Costs	(949)	(788)
Income from Operations Before Equity in Loss of Joint Ventures and Income Tax Benefit	$63,501	$41,481
Equity in Loss of Joint Ventures	(73)	(29)
Income Tax Benefit	155	77
Net Income	$63,583	$41,529
Net Income Attributable to the Noncontrolling Interests	(1,385)	(895)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$62,198	$40,634
RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.'S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO FFO (b) AND AFFO (b)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$62,198	$40,634
Depreciation and Other Amortization of Real Estate	31,787	30,737
Noncontrolling Interests	1,385	895
Gain on Sale of Real Estate	(34,645)	(13,993)
Income Tax Provision - Allocable to Gain on Sale of Real Estate	79	—
Funds From Operations (NAREIT) ("FFO") (b)	$60,804	$58,273
Amortization of Equity Based Compensation	3,613	3,641
Amortization of Debt Discounts and Hedge Costs	104	104
Amortization of Debt Issuance Costs	949	788
Depreciation of Corporate FF&E	188	194
Non-incremental Building Improvements	(2,350)	(1,505)
Non-incremental Leasing Costs	(4,619)	(3,498)
Capitalized Interest	(1,923)	(1,558)
Capitalized Overhead	(1,623)	(1,720)
Straight-Line Rent, Amortization of Above (Below) Market Leases and Lease Inducements	(5,428)	(3,171)
Adjusted Funds From Operations ("AFFO") (b)	$49,715	$51,548

RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.'S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO ADJUSTED EBITDA (b) AND NOI (b)
	Three Months Ended
	March 31,	March 31,
	2021	2020
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$62,198	$40,634
Interest Expense	12,673	12,804
Depreciation and Other Amortization of Real Estate	31,787	30,737
Severance and Retirement Benefit Expense (a)	—	1,204
Income Tax Benefit - Not Allocable to Gain on Sale of Real Estate	(234)	(77)
Income Tax Provision - Allocable to Gain on Sale of Real Estate	79	—
Noncontrolling Interests	1,385	895
Amortization of Debt Issuance Costs	949	788
Depreciation of Corporate FF&E	188	194
Gain on Sale of Real Estate	(34,645)	(13,993)
Adjusted EBITDA (b)	$74,380	$73,186
General and Administrative (a)	8,564	8,047
FFO from Joint Ventures	73	29
Net Operating Income ("NOI") (b)	$83,017	$81,262
Non-Same Store NOI	(5,370)	(5,379)
Same Store NOI Before Same Store Adjustments (b)	$77,647	$75,883
Straight-line Rent	(2,342)	(1,639)
Above (Below) Market Lease Amortization	(225)	(281)
Lease Termination Fees	(125)	(616)
Same Store NOI (Cash Basis without Termination Fees) (b)	$74,955	$73,347

Weighted Avg. Number of Shares/Units Outstanding - Basic	131,172	129,070
Weighted Avg. Number of Shares Outstanding - Basic	129,088	126,934

Weighted Avg. Number of Shares/Units Outstanding - Diluted	131,634	129,400
Weighted Avg. Number of Shares Outstanding - Diluted	129,172	127,111

Per Share/Unit Data:
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$62,198	$40,634
Less: Allocation to Participating Securities	(61)	(59)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders	$62,137	$40,575

Basic and Diluted Per Share	$0.48	$0.32

FFO (NAREIT) (b)	$60,804	$58,273
Less: Allocation to Participating Securities	(153)	(172)
FFO (NAREIT) Allocable to Common Stockholders and Unitholders	$60,651	$58,101

Basic and Diluted Per Share/Unit	$0.46	$0.45

Common Dividends/Distributions Per Share/Unit	$0.27	$0.25

Balance Sheet Data (end of period):	March 31, 2021	December 31, 2020
Gross Real Estate Investment	$4,146,176	$4,087,633
Total Assets	3,816,853	3,791,938
Debt	1,593,942	1,594,641
Total Liabilities	1,835,968	1,844,618
Total Equity	1,980,885	1,947,320

a)	Three Months Ended March 31, 2020
General and Administrative per the Form 10-Q	$9,251
Severance and Retirement Benefit Expense	(1,204)
General and Administrative per Reconciliation within the Selected Financial Data	$8,047
b) Investors in, and analysts following, the real estate industry utilize funds from operations ("FFO"), net operating income ("NOI"), adjusted EBITDA and adjusted funds from operations ("AFFO"), variously defined below, as supplemental performance measures. While we believe net income available to First Industrial Realty Trust, Inc.'s common stockholders and participating securities, as defined by GAAP, is the most appropriate measure, we consider FFO, NOI, adjusted EBITDA and AFFO, given their wide use by, and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. Adjusted EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, adjusted EBITDA and AFFO are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

In accordance with the NAREIT definition of FFO, we calculate FFO to be equal to net income available to First Industrial Realty Trust, Inc.'s common stockholders and participating securities, plus depreciation and other amortization of real estate, plus impairment of real estate, minus gain or plus loss on sale of real estate, net of any income tax provision or benefit associated with the sale of real estate. We also exclude the same adjustments from our share of net income from unconsolidated joint ventures.

NOI is defined as our revenues, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses.

Adjusted EBITDA is defined as NOI minus general and administrative expenses and the equity in FFO from our investment in joint ventures. For the three months ended March 31, 2020, $1,204 of severance and retirement benefit expense included in general and administrative expense was not deducted to arrive at adjusted EBITDA.

AFFO is defined as adjusted EBITDA minus interest expense, minus capitalized interest and overhead, (minus)/plus amortization of debt discounts and hedge costs, minus straight-line rent, amortization of above (below) market leases and lease inducements, minus provision for income taxes or plus benefit for income taxes not allocable to gain on sale of real estate, plus amortization of equity based compensation, minus severance and retirement benefit expense and minus non-incremental capital expenditures. Non-incremental capital expenditures refer to building improvements and leasing costs required to maintain current revenues plus tenant improvements amortized back to the tenant over the lease term. Excluded are first generation leasing costs, capital expenditures underwritten at acquisition and development/redevelopment costs.

FFO, NOI, adjusted EBITDA and AFFO do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, adjusted EBITDA and AFFO should not be considered as substitutes for net income available to common stockholders and participating securities (calculated in accordance with GAAP) as a measure of results of operations or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, NOI, adjusted EBITDA and AFFO as currently calculated by us may not be comparable to similarly titled, but variously calculated, measures of other REITs.

In addition, we consider cash-basis same store NOI (“SS NOI”) to be a useful supplemental measure of our operating performance. Same store properties include all properties owned prior to January 1, 2020 and held as an in service property through the end of the current reporting period (including certain land parcels that are leased under ground lease arrangements where we are the lessor), and developments and redevelopments that were placed in service prior to January 1, 2020 (the “Same Store Pool”). Properties which are at least 75% occupied at acquisition are placed in service, unless we anticipate tenant move-outs within two years of ownership would drop occupancy below 75%. Acquired properties with occupancy greater than 75% at acquisition, but with tenants that we anticipate will move out within two years of ownership, will be placed in service upon the earlier of reaching 90% occupancy or twelve months after move out. Acquisitions that are less than 75% occupied at the date of acquisition, developments and redevelopments are placed in service as they reach the earlier of a) stabilized occupancy (defined as 90% occupied), or b) one year subsequent to acquisition or development/redevelopment construction completion.

We define SS NOI as NOI, less NOI of properties not in the Same Store Pool, less the impact of straight-line rent, the amortization of above (below) market rent and the impact of lease termination fees. We exclude lease termination fees, straight-line rent and above (below) market rent in calculating SS NOI because we believe it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, we believe that SS NOI helps the investing public compare the operating performance of a company's real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expense, interest expense, depreciation and amortization, income tax benefit and expense, gains and losses on the sale of real estate, equity in income or loss from our joint ventures, capital expenditures and leasing costs. Further, our computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.